                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   Reinsurance Group of America, Incorporated
                   ------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Missouri                                   43-1627032
--------------------------------------------------------------------------------
(STATE OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)


     1370 Timberlake Manor Parkway
        Chesterfield, Missouri                           63017-6039
----------------------------------------           -------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and                12(g) of the Exchange Act and
is effective pursuant to                     is effective pursuant to
General Instruction A.(c),                   General Instruction A.(d),
please check the following                   please check the following
box. [X]                                     box. [ ]


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS
FORM RELATES:                                                       333-74104
                                                                    333-55304
                                                                 (IF APPLICABLE)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                               NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                               EACH CLASS IS TO BE REGISTERED
-------------------                               ------------------------------
       Units                                           New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NOT APPLICABLE

                                      NONE
                                (TITLE OF CLASS)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


         The securities to be registered hereby are Units issued by Reinsurance Group of America, Incorporated (the "Company"). Each unit consists of (1) a 5.75% Cumulative Trust Preferred Security (the "Preferred Securities") issued by RGA Capital Trust I, a Delaware statutory business trust and wholly-owned finance subsidiary of the Company (the "Trust"), and (2) a warrant (the "Warrants") to purchase 1.2508 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, subject to adjustment. The Preferred Securities represent undivided beneficial interests in the assets of the Trust and are guaranteed by the Company, to the extent set forth in the form of the Guarantee Agreement by the Company. The form of Guarantee Agreement is attached hereto as Exhibit 4.11.

         A description of the Units, including descriptions of the Preferred Securities and the Warrants, are included in the prospectus supplement dated December 12, 2001 and the base prospectus dated December 3, 2001, which were filed by the Registrant and the Trust on December 14, 2001 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated by reference into this Registration Statement. The final terms of the Units, and terms of the Preferred Securities and Warrants that make up the Units, are set forth in the documents attached or incorporated by reference as Exhibits to this Registration Statement.



ITEM 2. EXHIBITS.

4.1 Form of Unit Agreement among the Company and the Trust, as Issuers, The Bank of New York, as Agent, The Bank of New York, as Warrant Agent and The Bank of New York, as Property Trustee.

4.2 Form of Global Unit Certificate (incorporated by reference to Exhibit A of Exhibit 4.1 to this Registration Statement).

4.3 Form of Warrant Agreement between the Company and The Bank of New York, as Warrant Agent.

4.4 Form of Warrant Certificate (incorporated by reference to Exhibit A of Exhibit 4.3 to this Registration Statement).

4.5 Certificate of Trust of RGA Capital Trust I (incorporated by reference to Exhibit 4.10 to the Registration Statements on Form S-3 (File Nos. 333-55304, 333-55304-01 and 333-55304-02),
               previously filed with the Securities and Exchange Commission (the "Commission") on February 9, 2001, as amended (the "Original S-3)).

4.6 Trust Agreement of RGA Capital Trust I (incorporated by reference to Exhibit 4.11 to the Original S-3).

4.7            Form of Amended and Restated Trust Agreement of RGA Capital Trust
               I.

4.8 Form of Preferred Security Certificate for the Trust, included as Exhibit A to Exhibit 4.7 to this Registration Statement.

4.9 Form of Junior Subordinated Indenture (incorporated by reference to Exhibit 4.3 to the Original S-3).

4.10 Form of First Supplemental Junior Subordinated Indenture between the Company and The Bank of New York, as Trustee.

4.11 Form of Guarantee Agreement between the Company, as Guarantor, and The Bank of New York, as Guarantee Trustee.

4.12 Form of Remarketing Agreement among the Company, the Trust and Lehman Brothers Inc., as Remarketing Agent.

                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: December 18, 2001                  REINSURANCE GROUP OF AMERICA,
                                          INCORPORATED



                                          By:        /s/ Jack B. Lay
                                              ----------------------------------
                                              Name:  Jack B. Lay
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit
Number         Description
-------        -----------
4.1            Form of Unit Agreement among the Company and the Trust, as
               Issuers, The Bank of New York, as Agent, The Bank of New York,
               as Warrant Agent and The Bank of New York, as Property Trustee.

4.2            Form of Global Unit Certificate (incorporated by reference to
               Exhibit A to Exhibit 4.1 of this Registration Statement).

4.3            Form of Warrant Agreement between the Company and The Bank of
               New York, as Warrant Agent.

4.4            Form of Warrant Certificate (incorporated by reference to Exhibit
               A of Exhibit 4.3 to this Registration Statement).

4.5 Certificate of Trust of RGA Capital Trust I (incorporated by reference to Exhibit 4.10 to the Registration Statements on Form
               S-3 (File Nos. 333-55304, 333-55304-01 and 333-55304-02),
               previously filed with the Securities and Exchange Commission (the
               "Commission") on February 9, 2001, as amended (the "Original
               S-3)).

4.6 Trust Agreement of RGA Capital Trust I (incorporated by reference to Exhibit 4.11 to the Original S-3).

4.7            Form of Amended and Restated Trust Agreement of RGA Capital Trust
               I.

4.8            Form of Preferred Security Certificate for the Trust, included as
               Exhibit A to Exhibit 4.7 to this Registration Statement.

4.9 Form of Junior Subordinated Indenture (incorporated by reference to Exhibit 4.3 to the Original S-3).

4.10 Form of First Supplemental Junior Subordinated Indenture between the Company and The Bank of New York, as Trustee.

4.11 Form of Guarantee Agreement between the Company, as Guarantor, and The Bank of New York, as Guarantee Trustee.

4.12           Form of Remarketing Agreement among the Company, the Trust and
               Lehman Brothers Inc., as Remarketing Agent.


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